                                 Risk Factors
Exhibit 99.1


                              VIA NET.WORKS, INC.
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   CAUTIONARY STATEMENT IDENTIFYING FACTORS THAT COULD CAUSE VIA'S RESULTS TO
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           DIFFER FROM THOSE PROJECTED IN FORWARD LOOKING STATEMENTS
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This statement is intended be read in conjunction with forward looking statements made by VIA from time to time, including statements made in our 3rd Quarter earnings release on November 1, 2000 and during our analysts' conference call of November 2, 2000. Readers can listen to a replay of the conference call over the Internet by going to the investor relations page of the Company's web site at www.vianetworks.com and following the posted instructions, or by dialing
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877-408-0521 (US) or 402-220-3108 (International). The call will be available for replay in its entirety from 11 a.m. DST on Thursday, November 2 until 5 p.m. DST on Thursday, November 9.

This statement is made as of November 1, 2000. VIA does not make any commitment to update these statements in light of subsequent events.

Statements that we make that are not historical facts are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of
1995). These statements include but are not limited to those relating to projections regarding future revenues and revenue growth, costs (direct and operating costs), earnings per share, EBITDA, specific product and service sales and capital expenditures. These statements, when made, are intended to reflect VIA management's then current views with respect to future events and expectations and are subject to a number of risks, assumptions and uncertainties which could cause our actual results to differ materially from those projected in such statements. These risks, assumptions and uncertainties include, among others, those described below as well as other risks detailed from time to time in VIA's Securities and Exchange Commission filings, including but not limited to its annual report on Form 10-K.

           Discussion of Risk Factors, Assumptions and Uncertainties

Risks Related to our Business

Our combined operating history is limited and may not be indicative of our future performance.

  Although a number of the operating companies we have acquired have been in operation for some time, VIA, as a combined operation, has a limited history of operations. Our limited history makes it more difficult to recognize operational or financial trends and indicators that might otherwise allow us to predict future financial performance with a higher degree of comfort.

Because we have grown rapidly and we expect our growth to continue, we may have difficulty managing our growth effectively, which could adversely affect the quality of our services and the results of our operations.

  We have grown rapidly and expect to continue to grow rapidly by increasing the number of customers served and increasing the number and types of products and services we offer. We have acquired 26 companies since June 1998 and the total number of our employees grew from five to almost 1200 between June 1, 1998 and September 30, 2000. To manage our expected growth effectively, we must

  .  implement additional management information systems

  . develop additional operating, administrative, financial and accounting systems and controls

                                 Risk Factors
Exhibit 99.1



  .  hire and train additional personnel

  . expand the reach of our network and increase our Internet points of presence

  If we are unable to meet these demands, the quality of our services may suffer, causing us to lose customers and revenues.

If we fail to integrate operating systems, networks and management of our acquired companies successfully, we may suffer operating inefficiencies and reduced operating cash flow.

  We may not be able to integrate our acquired companies to the extent that we have assumed because we currently operate in 14 different countries with different governmental regulations, languages, customs, currencies and availability of telecommunication capacity to carry data. Any material failure to integrate systems, networks or management of these operations may have a significant negative impact on the assumptions we make or have made with respect to cost reductions, sales and marketing opportunities as well as our ability to adequately serve and bill our customers. In addition, we have and will continue to commit substantial management, operating, financial and other resources to integrate our operating companies and implement our business model, which will continue to reduce our operating cash flow.


Financial information on which we have relied to make acquisitions may not have been accurate, which may result in our acquiring undisclosed liabilities or experiencing lower than expected operating results.

  The companies we have acquired typically have not had audited financial statements and historically have varying degrees of internal controls and detailed financial information. As a result, we may have acquired undisclosed liabilities or experience lower-than-expected revenues or higher-than-expected costs for those companies that we have acquired recently, which could adversely affect our future operating results. To date, no issues of this kind have arisen that have materially adversely affected our results; however, they may arise in the future.


Fluctuations in the exchange rate between the U.S. dollar and the various currencies in which we conduct business may affect our operating results.

  We record the revenues and expenses of our local operations in their home currencies and translate these amounts into U.S. dollars. As a result, fluctuations in foreign currency exchange rates may adversely affect our revenues, expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. For example, the value of the Euro (/\) decreased by 12.5% in relation to the U.S. dollar during the nine-month period ended September 30, 2000 and ended the period 7.4% lower than its value to the U.S. dollar in the beginning of the period. Since each Euro converted to fewer U.S. dollars, we reported lower U.S. dollar revenues. In projecting future operating results, we make certain assumptions about the fluctuation of the home currencies of our operations. If these assumptions turn out to be materially inaccurate, our actual operating results may be materially different from our projections.



Our Latin American markets have a history of political and economic instability which may disrupt our operations and adversely affect our results.

                                 Risk Factors
Exhibit 99.1


  We derive and expect to continue to derive a material portion of our revenues from the Latin American markets. Latin America has experienced periods of political and economic instability. If these conditions were to reoccur, our business could be adversely affected. Historically, instability in Latin American countries has been caused by

  . extensive governmental involvement, control or ownership of industries in local economies, including telecommunications facilities, financial institutions and other commerce infrastructure

  . unexpected changes in regulatory requirements such as imposing licensing requirements or levying new taxes

  . slow or negative growth as a result of recessionary trends caused by foreign currency devaluations, interest rate hikes and inflation

  . imposition of trade barriers through trade restrictions, high tariffs and taxes

  . wage and price controls that reduce potential profitability of businesses

We have made no allowances for the impact of any such potential events in financial projections we have announced. The occurrence of any such adverse political or economic conditions may deter growth in Internet usage or create uncertainty regarding our operating climate, which my adversely impact our business and operating results.

Logistical problems or economic downturns that could result from the introduction of the Euro may affect our ability to operate and adversely impact our operating results.

  On January 1, 1999, 11 of the 15 European Union member countries adopted the Euro as their common legal currency, at which time their respective individual currencies became fixed at a rate of exchange to the Euro, and the Euro became a currency in its own right. During a January 1, 1999 to January 1, 2002 transition period, we must manage transactions with our customers and our third-party vendors who conduct business in Euro participating countries in both the Euro and the individual currencies. If we, our customers or our vendors, experience systems problems in converting to the Euro, we could be unable to bill and collect from customers or pay vendors for services, and our operating results could be materially adversely affected. To date, we have not experienced any material problems in this conversion effort.

Our brand names are difficult to protect and may infringe on the intellectual property rights of third parties.

  We are aware of other companies using or claiming to have rights to use trademarks, which are similar to ours and variations of those marks, including the VIA NET.WORKS mark. We have received several demands from third parties to cease and desist using one or more of our trademarks. The users of these or similar marks may be found to have senior rights if they were ever to assert a claim against us for trademark infringement. If an infringement suit were instituted against us, even if groundless, it could result in substantial litigation expenses in defending the suit. If such a suit were to be successful, we could be forced to cease using the mark and to pay damages. Moreover, if we are forced to stop using any of our trademarks, our operating results may be materially impacted.

Risks Related to our Industry

Regulatory and economic conditions of the countries where our operating companies are located are uncertain and may decrease demand for our services, increase our cost of doing business or otherwise reduce our business prospects.

                                 Risk Factors
Exhibit 99.1


  Our operating companies are located in countries with rapidly changing regulatory and economic conditions that may affect the Internet services industry. Any new law or regulation pertaining to the Internet or telecommunications, or the application or interpretation of existing laws, could decrease demand for our services, increase our costs, or otherwise reduce our profitability or business prospects. Specific examples of the types of laws or regulations that could adversely affect us include laws that

  . impose taxes on transactions made over the Internet

  . impose telecommunications access fees on Internet services providers

  . directly or indirectly affect telecommunications costs generally or the costs of Internet telecommunications specifically

  . prohibit the transmission over the Internet of various types of information and content

  . impose requirements on Internet services providers to protect Internet users' privacy or to permit government interception of data traffic

  . increase the likelihood or scope of competition from telecommunications or cable companies

  For example, some states of Brazil impose a tax of up to 30% on revenues generated by communications services. There has been no judicial determination that Internet access services constitute communications services. If Internet services providers were ultimately required to pay this tax, our Brazilian operations would be negatively and significantly impacted.

  These laws could require us to incur costs to comply with them or to incur new liability. They could also increase our competition or change our competitive environment so that customer demand for our products and services is affected.

  In addition to risks we face from new laws or regulations, we face uncertainties in connection with the application of existing laws to the Internet. It may take years to determine the manner in which existing laws governing issues like property ownership, libel, negligence and personal privacy will be applied to communications and commerce over the Internet.


Increasing competition for customers in our markets may cause us to reduce our prices or increase spending, which may negatively affect our revenues and operating results.

  There are competitors in our markets with more significant market presence and brand recognition and greater financial, technical and personnel resources than we have. We also face competition from new entrants such as ADSL/DSL and wireless local loop providers who may have significantly reduced cost structures in obtaining local access connectivity to the customer. Although the competitors we face vary depending on the market and the country, these competitors may include local and regional Internet services providers, telecommunication companies and cable companies. Some of our competitors, especially the telecommunications companies, have large networks in place as well as a significant existing customer base. As a result of this competition, we currently face and expect to continue to face significant pressure to reduce our prices, particularly with respect to Internet access services, and to improve the products and services we offer.

                                 Risk Factors
Exhibit 99.1


If demand for Internet services in our markets does not grow as we expect, our ability to grow our revenues will be negatively affected.

  Internet use in our markets is relatively low. If the market for Internet services fails to develop, or develops more slowly than expected, we may not be able to increase our revenues at the rate we have projected. Obstacles to the development of Internet services in our markets include:

  . low rates of personal computer ownership and usage

  . lack of developed infrastructure to develop Internet access and applications

  . limited access to Internet services

  In particular, we depend on increasing demand for Internet services by small to mid-sized businesses in our geographic markets. Demand for Internet services by these businesses will depend partly on the degree to which these businesses' customers and suppliers adopt the Internet as a means of doing business, and partly on the extent to which these businesses adopt Internet technologies to deal with internal business processes, such as internal communications. Furthermore, as competitive pressures drive down customer prices for Internet access in many of our markets, we depend increasingly in such markets on our ability to sell our customers higher margin, value added services such as security services, web hosting, and e-commerce solutions.


We are in a rapidly evolving industry in which the products and services we offer, their methods of delivery and their underlying technologies are changing rapidly, and if we do not keep pace with these changes, we may fail to retain and attract customers, which would reduce our revenues.

  The Internet services market is characterized by changing customer needs, frequent new service and product introductions, evolving industry standards and rapidly changing technology. Our success will depend, in part, on our ability to recognize and respond to these changes in a timely and cost-effective manner. If we fail to do so, we will not be able to compete successfully.


We rely on telecommunications companies in our markets to provide our customers with reliable access to our services, and failures or delays in providing access could limit our ability to service our customers and impact our revenues and operating results.

  Our customers typically access our services either through their normal telephone lines or dedicated lines provided by local telecommunications companies specifically for that use. In some of our markets, we experience delays in delivery of new telephone lines that have prevented our customers from accessing our services. These delays result in lost revenues. Additionally, some local telecommunications companies that provide Internet services provide delivery of telephone or dedicated lines to their Internet customers on a preferential basis, which may cause us to lose current and potential customers. We also lease network capacity from telecommunications companies and rely on the quality and availability of their service. These companies may experience disruptions of service, which could disrupt our services to, or limit Internet access for, our customers. We may not be able to replace or supplement these services on a timely basis or in a cost-effective manner, which may result in customer dissatisfaction and lost revenues.


We depend on the reliability of our network, and a system failure or a breach of our security measures could result in a loss of customers and reduced revenues.

                                 Risk Factors
Exhibit 99.1


  We are able to deliver services only to the extent that we can protect our network systems against damages from telecommunication failures, computer viruses, natural disasters and unauthorized access. Any system failure, accident or security breach that causes interruptions in our operations could impair our ability to provide Internet services to our customers and negatively impact our revenues and results of operations. To the extent that any disruption or security breach results in a loss or damage to our customers' data or applications, or inappropriate disclosure of confidential information, we may incur liability as a result. In addition, we may incur additional costs to remedy the damages caused by these disruptions or security breaches. Although we currently possess errors and omissions insurance and business interruption insurance, these policies may not provide effective coverage upon the occurrence of all events. We do not have insurance specifically to guard against losses resulting from computer viruses and security breaches.


If we fail to attract and retain qualified personnel or lose the services of our key personnel, our operating results may suffer.

  Our success depends on our key management, engineers, sales and marketing personnel, technical support representatives and other personnel, many of whom may be difficult to replace. If we lose key personnel, we may not be able to find suitable replacements, which may negatively affect our business. In addition, since the demand for qualified personnel in our industry is very high, we may have to increase the salaries and fringe benefits we may offer to our personnel, which may affect our operating results. We do not maintain key person life insurance on, or restrictive employment agreements with, any of our executive officers.


We may be liable for information disseminated over our network.

  We may face liability for information carried on or disseminated through our network. Some types of laws that may result in our liability for information disseminated over our network include:

  . laws designed to protect intellectual property, including trademark and copyright laws

  . laws relating to publicity and privacy rights and laws prohibiting defamation

  . laws restricting the collection, use and processing of personal data and

  . laws prohibiting the sale, dissemination or possession of pornographic material

  The laws governing these matters vary from jurisdiction to jurisdiction.